Aztec Oil & Gas, Inc.
One Riverway, Suite 1700, Houston, Texas 77056
Telephone number: (713) 840-6444
Fax number: (713) 840-6323

ANNUAL REPORT
For the year ended August 31, 2009

Voluntary Filing for Information Purposes

Cautionary Statement

This annual report and the documents or information incorporated by reference herein contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, among others, the following:

•	our growth strategies;
•	anticipated trends in our business;
•	our ability to make or integrate acquisitions;
•	our liquidity and ability to finance our exploration, acquisition and development strategies;
•	market conditions in the oil and gas industry;
•	the timing, cost and procedure for proposed acquisitions;
•	the impact of government regulation;
•	estimates regarding future net revenues from oil and natural gas reserves and the present value thereof;
•	planned capital expenditures (including the amount and nature thereof);
•	increases in oil and gas production;
•	the number of wells we anticipate drilling in the future;
•	estimates, plans and projections relating to acquired properties;
•	the number of potential drilling locations; and
•	our financial position, business strategy and other plans and objectives for future operations.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements under the “Risk Factors” section of this report and other sections of this report which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements, and the following factors:

•	the possibility that our acquisitions may involve unexpected costs;
•	the volatility in commodity prices for oil and gas;
•	the accuracy of internally estimated proved reserves;
•	the presence or recoverability of estimated oil and gas reserves;
•	the ability to replace oil and gas reserves;
•	the availability and costs of drilling rigs and other oilfield services;
•	environmental risks;
•	exploration and development risks;
•	competition;
•	the inability to realize expected value from acquisitions;
•	the ability of our management team to execute its plans to meet its goals;
•	other economic, competitive, governmental, legislative, regulatory, geopolitical and technological factorsthat may negatively impact our businesses, operations and pricing.

Forward-looking statements speak only as of the date of this report or the date of any document incorporated by reference in this report. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

PART I

ITEM 1. DESCRIPTION OF BUSINESS

As used in this Annual Report, references to “Aztec,” “Company,” the “Registrant,” “we,” “our” or “us” refer to Aztec Oil & Gas, Inc., including its subsidiaries, unless the context otherwise indicates.

Forward-Looking Statements
This Annual Report (this “Report”) contains forward-looking statements.  For this purpose, any statements contained in this Report that are not statements of historical fact may be deemed to be forward-looking statements.  Forward-looking information includes statements relating to future actions, prospective products, future performance or results of current or anticipated products, sales and marketing efforts, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other matters.  You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,”  “believes,” “plans,” “projected,” “predicts,” “potential,” or “continue” or the negative of these similar terms.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In evaluating these forward-looking statements, you should consider various factors, including the following: (a) those risks and uncertainties related to general economic conditions, (b) whether we are able to manage our planned growth efficiently and operate profitable operations, (c) whether we are able to generate sufficient revenues or obtain financing to sustain and grow our operations, (d) whether we are able to successfully fulfill our primary requirements for cash, which are explained below under “Liquidity and Capital Resources”.  We assume no obligation to update forward-looking statements, except as otherwise required under the applicable federal securities laws.

(a) BUSINESS DEVELOPMENT

Business Development, Organization and Acquisition Activities
The Company was originally organized under the name Aztec Communications Group as a Utah corporation (“Aztec Communications”).  Aztec Communication’s original principal business objective involved its participation in the broadcast and television business through its then wholly-owned subsidiaries, Lloyd Communications, Inc., an Illinois corporation (“Lloyd”), and Golden Circle Broadcasting Inc., a Tennessee corporation (“Golden Circle”).  As a result of adverse business circumstances, in 1989-1990, the Company sold Lloyd and Golden Circle and ceased its business operations in the broadcast and television business.  No material business operations were conducted by the Company from 1989-1990 until 2004.  In 2004, the Company changed its name from Aztec Communications Group, Inc. to Aztec Oil & Gas, Inc. and reorganized under the laws of the State of Nevada.  Since 2004, Aztec’s business plan has been to purchase, manage and participate in oil and gas interests utilizing strategies that seek to manage and reduce the risks associated with traditional exploration and production operations.

On August 13, 2004, the Registrant effectuated a 3-for-1 forward stock split.

Aztec is a Houston-based, oil and gas exploration and production company focusing on numerous areas in the U.S.

BUSINESS OF ISSUER

Principal Products, Services and Principal Markets
Phase one of Aztec's business plan called for purchasing working interests in proved oil & gas properties with undrilled reserves and also participating in working interest in drilling projects.  Aztec's growth strategy is partially based on participation, as it intends to team up with outside participation investors who will assume part or all of the costs associated with the drilling of additional wells in exchange for a part of the revenues derived from the wells they finance.  This strategy allowed a reduction in the financial risks for Aztec in drilling new wells, while Aztec would still be receiving income from present field production in addition to income from any successful new drilling.

Phase two of Aztec's business plan called for investing in various drilling prospects with industry professionals. Aztec has participated in drilling projects in Texas, Oklahoma, and Louisiana. Seven of the wells have been completed and three have been plugged and abandoned.

Phase three of Aztec’s business plan calls for originating, developing and managing balanced, low risk, highly focused developmental drilling projects with investors in areas with low drilling costs and high success rates where the process can be repeated in a relatively consistent manner.  This stage further balances Aztec’s approach to profitable energy asset development through low-risk, highly focused, predominantly “development” drilling projects in which Aztec seeks participation from multiple individual and entity investors.

Aztec is currently in its third stage of its business plan. In this stage, Aztec focuses on drilling in basins, in the state of Texas and possibly other states of the United States.  We  participate in such regions directly or with a select number of local, highly experienced operators who have access to leases located in geological trends that have demonstrated substantial historical production, plus potential remaining reserves which have the potential to be exploited in a low-risk, systematic fashion.  Such local operators have been, and will in the future be selected by Aztec on the basis of their demonstrated track records.

In order to execute our business plan, we have entered into consulting agreements with several of our officers and directors to provide services to the Company.  The Company plans to retain consultants with respect to current and proposed properties and operations.  The Company, from time to time, may retain independent engineering and geological consultants and the services of lease brokers and geophysicists in connection with its operations.

Aztec participated in a minority participation interest in a two-well drilling program in the Deep Lake Field in Cameron Parish, Louisiana (State Lease 2038). Under the terms of the participation agreement Aztec participated as a minority interest holder in drilling and completion of two wells in excess of 13,500 feet each. The first well (Deep Lake Well No. 2) was “spudded” in April 2005 and cost approximately $3.5 million (gross) to drill to a vertical depth of approximately 14,300 feet. The second well (Deep Lake Well No. 1) was drilled to an approximate vertical depth of 13,600 feet. Both wells were completed into target zones and are now flowing commercial quantities of natural gas and condensate.  Both wells have untapped upper zones which are estimated to contain substantial additional reserves.  Aztec owns a 0.90% net revenue interest in Deep Lake Well No. 1and a 0.875% net revenue interest in Deep Lake Well No. 2.

In August 2009, an Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”), purchased an interest in three wells in McMullen, Texas were to be drilled to 1,100’ and are still being evaluated.

Limited Partnerships
In 2006 Aztec entered the sponsored drilling program industry and undertook three small, very limited annual drilling partnerships in Appalachia.  Drilling in Appalachia was recommended to Aztec by several broker dealers and a wholesaler, supposedly, because many broker dealers were familiar with drilling programs from the area.  Aztec intentionally limited its sponsored drilling programs over the subject three years in order to study and become fully familiar with the nuances of the sponsored drilling program industry before expanding to the Company's full capabilities.  In the summer of 2008, due to what it felt was a questionable outlook for shallow gas drilling in the Appalachian region; Aztec decided to discontinue any natural gas drilling in Appalachia and announced such publicly at several industry conferences.

Aztec focused all drilling in 2009 on Texas and adjoining states.  In addition to the initial, three existing small Appalachian drilling partnerships mentioned above; Aztec recently sponsored and closed its VIII A, B and C partnerships under its Aztec VIII Oil & Gas Drilling Program.  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, acts as Managing General Partner of all drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator.  Aztec owns a 30% interest in all of its drilling partnerships.  In general clarification of its activities, Aztec sponsors low risk, development drilling programs which include significant tax benefits, all of which are sold through FINRA member Broker Dealers and Registered Investment Advisors only to Accredited Investors.  Aztec’s drilling programs focus, primarily, on shallow oil drilling, are very unique, and also incorporate a sophisticated Exit Strategy for investors.

As of the date of this report Aztec has formed six Limited Partnerships; Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”), Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA”), Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB”) and Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC”).  For all six partnerships, Aztec, through its wholly-owned subsidiary, Aztec Energy, LLC (“Aztec Energy”), acts as the Managing General Partner and retains thirty percent ownership interest in each Limited Partnership (for which interest Aztec contributed all leases and paid all tangible drilling costs).  Investors will receive 70% - 85% of the cash profits, defined as revenue in excess of expenses, from successful wells drilled within the partnership, with the percentage dependent on the rate of return to investors during the first five years of the partnership.  After three years from the date of the first distribution, investors in the partnerships may request that the Managing General Partner, subject to a 10% limitation based on the total interests in the profits or capital of the Partnership, financial ability and other terms, repurchase their units at a price equal to three times cash flow for the preceding twelve months.  There have been no such requests to date.  Another Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”) serves the Partnerships as turnkey drilling contractor and operator.

Aztec has a controlling financial interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP and Aztec VIIIC LP, therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as minority interest.

Aztec 2006A Oil & Gas Limited Partnership
During December 2006, Aztec Oil & Gas, Inc. completed the funding of its first drilling partnership, Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), with 22 outside investors.  The multi-well drilling program based in the Doddridge County area of West Virginia commenced drilling in February 2007.  The drilling of all four wells was completed in March 2007.  Perforating, completion and equipment setting was completed on all four wells during March and April 2007 and the wells came on line and started producing May 2007 with a contract in place for both oil and gas sales. Aztec raised $1,132,384, net of related fees of $242,128 associated with the private placement, from outside investors toward funding the partnership.  The properties in the 2006A program have recorded an impairment expense in the amount of $698,171 and $0 in the fiscal years ending August 31, 2009 and 2008, respectively.  These wells producing with a market rate sales contract in place for oil and gas sales.

Aztec 2006B Oil & Gas Limited Partnership
During November 2007, Aztec completed the funding of its second drilling limited partnership, Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”).  Aztec 2006B LP raised total gross proceeds of $1,012,267 (net $888,724) from 16 outside “accredited” investors.  The two well drilling program based in the Doddridge County area of West Virginia commenced drilling in December 2007 and was completed in early 2008.  The properties in the 2006B program have recorded an impairment expense in the amount of $0 and $566,290 in the fiscal years ending August 31, 2009 and 2008, respectively.  These wells are producing with a market rate sales contract in place for oil and gas sales.

Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”)
In December 2007, Aztec completed the funding of its third drilling partnership, Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), with 18 outside investors and raised total gross proceeds of $1,087,000 (net $956,560) from its outside investors. The two wells, Williams #1 and Williams #2, are located in the Doddridge County area of West Virginia.  Both were perforated and completed and equipment was set, with both wells producing with a market rate sales contract in place for oil and gas sales.  The properties in the 2007A program have recorded an impairment expense in the amount of $370,004 and $0 in the fiscal years ending August 31, 2009 and 2008, respectively.  These wells are producing with a market rate sales contract in place for oil and gas sales.

Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”)
In February 2009, Aztec completed the funding of its fourth drilling partnership, as a model for its future partnerships.  Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), with four outside investors and raised total gross proceeds of $250,000 (net $220,000). The four wells, West Powell #1, West Powell #2, West Powell #3 and Pereira #1, are located in Texas.  All were perforated and completed and equipment was set, the properties in the Aztec VIIIA LP program recorded an impairment expense in the amount of $104,917 in the fiscal year ending August 31, 2009.  The wells producing with a market rate sales contract in place for oil and gas sales.

Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”)
In June 2009, Aztec completed the funding of its fifth drilling partnership, Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), with thirty-five outside investors and raised total gross proceeds of $1,983,000 (net $1,566,570). This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas,

Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”)
In August 2009, Aztec completed the funding of its sixth drilling partnership, Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), with twenty-four outside investors and raised total gross proceeds of $1,665,000 (net $1,465,200) from its outside investors. This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

As indicated by the activities of the previously discussed partnerships, Aztec is currently in the third stage of its business plan. In this stage, Aztec is now focusing on drilling known producing regions in Texas and adjoining states. We intend to participate in such regions with a select number of local, highly experienced operators who have access to leases located in geological trends that have demonstrated substantial historical production, plus potential remaining reserves which have the potential to be exploited in a low-risk, systematic fashion. Such local operators have been, and will in the future be selected by Aztec on the basis of their demonstrated track records for exploiting known oil and natural gas reserves in a timely and cost-effective manner.  Additionally Aztec independently acquires leases and will operate them with its teaming agreement partner, Resaca Resources, LLC, a company controlled by our President.

Developing New Business Strategies
Aztec will analyze all relevant factors and make a determination based on a composite of available information, without reliance on any single factor. The period within which Aztec will decide to participate in a given business venture cannot be predicted and will depend on certain factors, including the time involved in identifying businesses, the time required for the Company to complete its analysis of such businesses, the time required to prepare appropriate documentation and other circumstances.

Uncertainties Related to the Oil and Gas Business in General
Aztec’s current business is subject to all of the risks normally incident to the exploration for and production of oil and gas, including blow-outs, cratering, pollution, fires, and theft of equipment. Each of these incidents could result in damage to or destruction of oil and gas wells or formations or production facilities or injury to persons, or damage to or loss of property. As is common in the oil and gas industry, Aztec is insured against these risks; however, no oil and gas firm including Aztec, can ever be sure its insurance or that of its suppliers is adequate.

The oil and gas business is further subject to many other contingencies which are beyond the control of Aztec. Wells may have to be shut-in because they have become uneconomical to operate due to changes in the price of oil, depletion of reserves, or deterioration of equipment. Changes in the price of imported oil, the discovery of new oil and gas fields and the development of alternative energy sources have had and will continue to have a dramatic effect on the Company’s business.

Risks Associated with Acquisitions
If appropriate opportunities present themselves and financing is available, Aztec would acquire businesses, technologies, services or product(s) that the Company believes are strategic.

Aztec currently has no understandings, commitments or agreements with respect to any other material acquisition and no other material acquisition is currently being pursued. There can be no assurance that Aztec will be able to identify, negotiate or finance future acquisitions successfully, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product(s) into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Moreover, there can be no assurance that the anticipated benefits of any acquisition will be realized. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or impairment or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future acquisitions of other businesses, technologies, services or product(s) might require Aztec to obtain additional equity or debt financing, which might not be available on terms favorable to Aztec, or at all, and such financing, if available, might be dilutive.

Because the Oil and Gas industry is cyclical, the Company’s operating results may fluctuate.
Aztec’s operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside Aztec’s control.  As a strategic response to changes in the competitive environment, Aztec may from time to time have to make certain pricing, marketing decisions or acquisitions that could have a material short-term or long-term adverse effect on Aztec’s business, results of operations and financial condition.

Oil and natural gas prices have been and are expected to remain volatile. This volatility causes oil and gas companies and drilling contractors to change their strategies and expenditure levels.  Aztec may experience in the future, significant fluctuations in operating results based on these changes.

There can be no assurance that such patterns will not have a material adverse effect on Aztec’s business, results of operations and financial condition. There can be no assurance that Aztec will receive any material amount of revenue as it pursues new business strategies in the future. The foregoing factors, in some future quarters, may lead Aztecs operating results to fall below the expectations.

Competition
The search for viable oil and gas prospects and leases is intensely competitive.  The Company will compete with other business entities, many of which will have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in the business.  There is no assurance that the Company will be successful in identifying and executing suitable business opportunities.

There are many companies and individuals engaged in the oil and gas business.  Some are very large and well established with substantial capabilities and extensive earnings records.  The Company is at a competitive disadvantage as compared with some other firms and individuals in acquiring and developing oil and gas properties since our competitors may have greater financial resources and larger technical staffs than the Company.  In addition, in recent years a number of small companies have been formed which have objectives similar to those of the Company and which present substantial competition to the Company.

A number of factors, beyond the Company’s control and the effect of which cannot be accurately predicted, affect the production and marketing of oil and natural gas.  These factors include crude oil imports, actions by foreign oil producing nations, the availability of adequate pipeline and other transportation facilities, the marketing of competitive fuels and other matters affecting the availability of a ready market, such as fluctuating supply and demand.

Government Regulation
In general, our oil and gas production activities are, and any drilling operations of the Company would be, subject to extensive regulation by numerous federal, state and local governmental authorities, including state conservation agencies, the Department of Energy and the Department of the Interior (including the Bureau of Indian Affairs and Bureau of Land Management).  Regulation of the Company’s production, transportation and sale of oil or gas has a significant effect on the Company and its operating results.

The current production operations of the Company are, and any drilling operations of the Company would be, subject to regulation by state conservation commissions which have authority to issue permits prior to the commencement of drilling activities, establish allowable rates of production, control spacing of wells, prevent waste and protect correlative rights, and aid in the concentration of natural gas and oil.  Typical state regulations require permits to drill and produce oil, protection of fresh water horizons, and confirmation that wells have been properly plugged and abandoned.

In addition, various federal and state authorities have the authority to regulate the exploration and development of oil and gas and mineral properties with respect to environmental matters.  Such laws and regulations, presently in effect or as hereafter promulgated, may significantly affect the cost of our current oil and gas production and any exploration and development activities undertaken by the Company and could result in loss or liability to the Company in the event that any such operations are subsequently deemed inadequate for purposes of any such law or regulation.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements, or Labor Contracts
With regards to the Company’s future oil and gas production, the Company does not hold any patents, trademarks, licenses, etc., with respect to, nor are patents significant in regard to, the Company’s oil and gas production activities.  The Company plans to enter into confidentiality agreements with its future employees, future suppliers and future consultants and in connection with its license agreements with third parties and generally seeks to control access to and distribution of its technology, documentation and other proprietary information.  Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the Company’s proprietary information without authorization or to develop similar technology independently.

Employees
The Company currently has a Chief Executive Officer who is also a Director, a President, a Vice President who also serves as Corporate Secretary and Treasurer, one Chief Financial Officer, one Senior Economist who is also Director, and a second outside Director.  The Company has no present intention of adding any more full time employees until it substantially increases its income.  The Company plans to retain consultants with respect to current and proposed properties and operations.  The Company, from time to time, may retain independent engineering and geological consultants and the services of lease brokers and geophysicists in connection with its operations.

RISK FACTORS

Risk Factors Relating to Our Business
The drilling of natural gas and oil wells is highly speculative and risky and may result in unprofitable wells.   Natural gas and oil drilling is a highly speculative activity. The wells drilled may not be productive. Even completed wells may not produce enough natural gas or oil to show a profit. Delays and added expenses may also be caused by poor weather conditions affecting, among other things, the ability to lay pipelines.

Prices for natural gas and oil have been quite unstable; a decline could cause the Company to be unprofitable.
Global economic conditions, political conditions, and energy conservation have created unstable prices. Revenues of each well are directly related to natural gas and oil prices which the Company cannot predict. A decline in gas and oil prices would result in lower revenues for the Company. Prices for natural gas and oil are likely to remain extremely unstable.

Environmental hazards involved in drilling gas and oil wells may result in substantial liabilities for the Company.
There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts, etc. involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. Uninsured liabilities may result in the loss of Company properties. The Company may be subject to liability for pollution, abuses of the environment and other similar damages. Insurance coverage may be insufficient to protect the Company. In that event, Company assets would pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for drilling activities. These payments would cause the Company to be less profitable.

Increases in drilling costs would reduce the Company’s profitability.
The oil and gas industry historically has experienced periods of rapid cost increases. Increases in the cost of exploration and development would affect the ability of the Company to acquire additional leases, gas and oil equipment, and supplies. The foregoing would increase costs and may lead, depending on the price which the Company receives for its oil or gas, to lower profits of the Company.

Reduced availability of drilling rigs, due in part to intense competition in drilling, may delay the drilling of wells.
A large number of companies and individuals engage in drilling for natural gas and oil; and there is competition for the most desirable leases as well as materials and equipment to drill and complete wells. Increased drilling operations in some areas of the United States have resulted in the decreased availability of drilling rigs and gas/oil field tubular goods. Also, international developments and the possible improved economics of domestic oil and gas exploration may influence others to increase their domestic oil and gas exploration. These factors may reduce the availability of rigs, equipment and services to the Company resulting in delays in drilling activities. The reduced availability of rigs, equipment and services could delay the Company in drilling wells on a timely basis and delay the production of natural gas or oil.

Local delays in Company gas or oil production could reduce the Company’s profitability.
Wells drilled for the Company may have access to only one potential market. Local conditions including but not limited to closing businesses, conservation, shifting population, pipeline maximum operating pressure constraints and development of local oversupply or deliverability problems could halt or reduce sales from Company wells. A delay in the production and sale of the Company’s gas and oil could reduce the Company’s profitability.

Risks Relating to Our Common Shares

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.
Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 100,000 shares of preferred stock.  The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders.  We may value any common stock issued in the future on an arbitrary basis.  The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common shares are subject to the “Penny Stock” Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock”, for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules requires: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.
We intend to retain any future earnings to finance the development and expansion of our business.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.  There is no assurance that stockholders will be able to sell shares when desired.

Taxation
Our operations, as is the case in the petroleum industry generally, are significantly affected by federal tax laws. Federal, as well as state, tax laws have many provisions applicable to corporations which could affect the future tax liability of the Company.

Commitments and Contingencies
We are liable for future restoration and abandonment costs associated with our oil and gas properties. These costs include future site restoration, post closure and other environmental exit costs. The costs of future restoration and well abandonment have not been determined in detail. Texas regulations require operators to post bonds that assure that well sites will be properly plugged and abandoned. Management views this as a necessary requirement for operations within Texas and does not believe that these costs will have a material adverse effect on our financial position as a result of this requirement.

ITEM 2. DESCRIPTION OF PROPERTY

Our producing properties consist essentially of working and royalty interests owned by us in various oil and gas wells and leases located in Texas, Pennsylvania, Louisiana and West Virginia:

The Deep Lake No.1 (0.671714% working interest and 0.90% net revenue interest) and Deep Lake No.2 (0.690907% working interest and 0.875% net revenue interest) wells were drilled and both wells are now flowing commercial quantities of natural gas. Both wells have untapped upper zones which are estimated to contain substantial additional commercial reserves after reaching approximately 19,300 feet with many mechanical difficulties.

We have the Freeman #1A, #2A, #3A, and #4A wells in the 2006A Drilling Program (85% working interest and 68% net revenue interest).  These wells are located in West Virginia, have been completed and are currently producing natural gas and some oil.

We have the Dailey Hrs. #1 and Hickman #1 wells in the 2006B Drilling Program (100% working interest and 80% net revenue interest).  These wells are located in West Virginia, have been completed and one well is currently producing limited quantities of natural gas.  The second well is being recompleted to behind pipe zone up hole (PDNP).

We have the Williams #1 and #2 wells in the 2007A Drilling Program (100% working interest and 63% net revenue interest).  These wells are located in West Virginia, have been completed and are currently producing natural gas.

We have the West Powell #1, West Powell #2, West Powell #3 and Pereira #1 wells in the VIIIA Drilling Program (7.25% working interest and 5.365% net revenue interest).  These wells are located in Texas, have been completed and are currently producing natural gas.

Reserves

Our proved reserves as of August 31, 2009 and 2008 are set forth below:

Proved Reserves (2009)
	Oil (Bbls)	Gas (Mcf)	Undiscounted Future Net Revenue	Present Value of Proved Reserves Discounted at 10% per year
Proved Developed Producing	-	51,418	$ 54,608	$ 47,298
Proved Undeveloped	-	141,028	118,146	50,783
Total Proved	-	192,446	$ 172,754	$ 98,081

Proved Reserves (2008)
	Oil (Bbls)	Gas (Mcf)	Undiscounted Future Net Revenue	Present Value of Proved Reserves Discounted at 10% per year
Proved Developed Producing	-	353,581	$ 958,964	$ 730,989
Proved Undeveloped	4,520	207,446	990,152	307,187
Total Proved	4,520	561,027	$ 1,949,116	$ 1,038,176

The estimates for 2009 and 2008 are based primarily on the reserve reports, dated August 31, 2009 and 2008, of Rex D. Morris, independent petroleum consultants. Such reports are, by their very nature, inexact and subject to changes and revisions. Proved developed reserves are reserves expected to be recovered from existing wells with existing equipment and operating methods.  Proved undeveloped reserves are expected to be recovered from new wells drilled to known reservoirs on undrilled acreage for which existence and recoverability of such reserves can be estimated with reasonable certainty, or from existing wells where a relatively major expenditure is required to establish production. No estimates of reserves have been included in any reports to any federal agency other than the SEC. See Supplemental Oil and Gas Disclosures included as part of our consolidated financial statements.

The following table sets forth certain information regarding production volumes, revenue, average prices received and average production costs associated with our sales of oil and natural gas for periods noted.

	Year Ended August 31,
	2009	2008
Net Production:
Oil (BBL)	436	617
Natural Gas (MCF)	28,455	32,056
Natural Gas Equivalent (MCFE)	31,074	35,761

Oil and Natural Gas Sales:
Oil	$ 12,786	$ 63,234
Natural Gas	199,292	308,608
Total	$ 212,078	$ 371,842

Average Sales Price:
Oil ($ per BBL)	$ 29.29	$ 102.41
Natural Gas ($ per MCF)	7.00	9.63
Natural Gas Equivalent ($ per MCFE)	$ 6.82	$ 10.40

Oil and Natural Gas Costs:
Lease operating expenses	$ 91,926	$ 81,618

Average production cost per MCFE

Net Sales, less production cost per MCFE	$ 3.86	$ 8.12
Net Sales, less production cost per BOE	$ 23.20	$ 48.69

The following summarizes the Company's productive oil and gas wells as of August 31, 2009 and 2008.  Productive wells are producing wells and wells capable of production. Gross wells are the total number of wells in which the Company has an interest. Net wells are the sum of the Company's fractional interests owned in the gross wells.

	As of August 31,
Oil and Gas Wells:	2009	2008
Gross	14	39
Net	6	8

The following summarizes the Company's productive oil and gas wells completed in the years ending August 31, 2009 and 2008.  All drilling was in the United States.

Oil and Gas Wells:	2009	2008
Productive	4	4
Dry	1	-

ITEM 3. LEGAL PROCEEDINGS

There are no pending material legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company did not submit any matters to a vote of security holders during the fiscal year ended August 31, 2009.

PART II

ITEM 5. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our stock symbol is AZGS. For the fiscal year ended August 31, 2009, the prices of the common stock in the over-the-counter market, as reported and summarized by the OTC Bulletin Board and the OTC Pink Sheets, were $0.10 high bid, and $0.02 low asked. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

The table below sets forth the high and low bid prices of our common stock for each quarter shown, as provided by the NASD Trading and Market Services Research Unit.  Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

CALENDAR QUARTER	HIGH	LOW
FISCAL 2008
Quarter ended November 30, 2007	$0.06	$0.06
Quarter ended February 29, 2008	$0.03	$0.03
Quarter ended May 31, 2008	$0.04	$0.03
Quarter ended August 31, 2008	$0.09	$0.07

FISCAL 2009
Quarter ended November 30, 2008	$0.09	$0.02
Quarter ended February 29, 2009	$0.10	$0.04
Quarter ended May 31, 2009	$0.10	$0.03
Quarter ended August 31, 2009	$0.09	$0.05

Holders
As of August 31, 2009 there were approximately 42 shareholders of record of common stock.

Dividends
The Company has never paid or declared any dividend on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends. The Company does not anticipate paying any dividends on its common stock in the foreseeable future.

Stock Repurchase
The Company did not repurchase any of its shares during the fiscal year covered by this report.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities
During 2009, Aztec issued 1,687,361 shares valued at $86,363 to various consultants and directors for services.

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section of this Report discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included in this Report.

PLAN OF OPERATION
Aztec is an oil and gas exploration, development and production company focusing on Texas and numerous areas throughout the U.S.  Its interests are highly diversified as exemplified by its corporate participation in two Deep Lake wells in Cameron Parish, Louisiana ranging from 13,600 feet to 14,300 feet in depth versus its corporate participation in three shallow gas wells in Oklahoma of which two are conventional wells, and the third is a horizontal, Coal Bed Methane (CBM) well.  It’s sponsored drilling programs focus primarily on shallow oil wells.  In 2006 Aztec entered the sponsored drilling program industry and undertook three small, very limited annual drilling partnerships in Appalachia.  Drilling in Appalachia was recommended to Aztec by several broker dealers and a wholesaler, supposedly, because many broker dealers were familiar with drilling programs from the area.  Aztec intentionally limited its sponsored drilling programs over the subject three years in order to study and become fully familiar with the nuances of the sponsored drilling program industry before expanding to the Company's full capabilities.  In the summer of 2008, due to what it felt was a questionable outlook for shallow gas drilling in the Appalachian region; Aztec decided to discontinue any natural gas drilling in Appalachia and announced such publicly at several industry conferences.

Aztec focused all drilling in 2009 on Texas and adjoining states.  In addition to the initial, three existing small Appalachian drilling partnerships mentioned above; Aztec recently sponsored and closed its VIII A, B and C partnerships under its Aztec VIII Oil & Gas Drilling Program.  Aztec Energy LLC, a wholly-owned subsidiary of Aztec, acts as Managing General Partner of all drilling partnerships and another wholly-owned Aztec subsidiary, Aztec Drilling & Operating, LLC, is the turnkey drilling contractor and operator.  Aztec owns a 30% interest in all of its drilling partnerships.  In general clarification of its activities, Aztec sponsors low risk, development drilling programs which include significant tax benefits, all of which are sold through FINRA member Broker Dealers and Registered Investment Advisors only to Accredited Investors.

Aztec’s plans are to continue managing current drilling programs in addition to expanding our operations with future additional drilling programs primarily focused on shallow drilling.  Further, we will continue to develop oil and properties owned outside of the drilling program partnerships.

RESULTS OF OPERATIONS

Fiscal Year Ended August 31, 2009 Compared to Fiscal Year Ended August 31, 2008.
For the year ended August 31, 2009, the Company had oil and gas revenues of $212,078 and lease operating expense of $91,926 as compared to oil and gas revenues of $371,842 and lease operating expense of $81,618 for the year ended August 31, 2008.  The decrease in revenues was due to the decrease in oil and gas prices and a decrease in production.

General and administrative expenses increased from $829,402 for the year ended August 31, 2008 to $1,311,588 for the year ended August 31, 2009.  The increase is primarily due to the additional consulting, professional and other expenditures associated with the growth of the Company required to achieve our business plan through the sponsorship of our drilling programs.

Depreciation, depletion, amortization and accretion increased from $149,180 for the year ended August 31, 2008 to $443,392 for the year ended August 31, 2009.  The increase was due to a downward revision of our reserve estimates in response to significantly lower oil and gas prices and expected future production for the year ended August 31, 2009 when compared to August 31, 2008.

During the year ended August 31, 2009, the Company recorded an impairment of oil and gas properties of $1,173,092 as compared to $616,161 for the year ended August 31, 2008.  The increase in impairment was due to the depressed oil and gas prices and lower than expected production rates.

Interest expense increased from $75,502 for the year ended August 31, 2008 to $85,025 for the year ended August 31, 2009 due to increased borrowings related to funding the Company’s drilling operations.

LIQUIDITY AND CAPITAL RESOURCES
As of August 31, 2009, we had $1,206,063 in available cash as compared to $290,323 for August 31, 2008.  The increase in cash is due to the formation of the partnerships created from the VIII drilling program.

The Company has limited financial resources available, which has had an adverse impact on the Company’s liquidity, activities and operations. These limitations have adversely affected the Company’s ability to obtain certain projects and pursue additional business. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional funds will be available to us.

Aztec has an agreement with CSI Energy, LP (“CSI”), a company controlled by our Chief Executive Officer, Franklin C. Fisher, Jr., wherein CSI has agreed to provide Aztec with funds as needed to permit Aztec to meet its monthly operating expenses and other obligations as they become due over the twelve month period following August 31, 2009.  As part of this arrangement, Aztec holds eight notes totaling $153,183 with an interest rate of 3.25%, four notes totaling $55,000 with an interest rate of 4.00% and one note in the amount of $205,560 with an interest rate of 9%, payable to CSI.  The notes are due in full on September 1, 2010.

Aztec has notes payable directly to our Chief Executive Officer. Aztec holds four notes totaling $108,000 with an interest rate of 3.25%, one note in the amount of $20,000 with an interest rate of 4%, one note in the amount of $336,600 with an interest rate of 9.00% and one note in the amount of $3,400 with an interest rate of 9.00%, payable to our Chief Executive Officer for funds advanced to Aztec.  The notes are due in full on September 1, 2010.

In May 2007 Aztec established a line of credit with Amegy Bank National Association with a credit limit of $200,000.  In February 2008, the amount of the line of credit increased from $200,000 to $400,000.  Interest on any outstanding balances is charged at one-half of one percent above the Amegy Bank National Association prime rate.  At August 31, 2009, the prime rate was five percent (5.00%), making the loan rate five and one-half percent (5.50%).  As of August 31, 2009, the amount outstanding under this facility was $331,438.  Our chief executive officer has personally guaranteed the entire amount of the line of credit.  In May 2009, Aztec extended the line of credit through May 30, 2010.

Cash used in operating activities
Cash used in operating activities for the years ended August 31, 2009 and 2008 was $503,869 and $262,115, respectively. The increase is due to our increased business activity.

Cash used in investing activities
Cash used in investing activities for the years ended August 31, 2009 and 2008 was $2,105,730 and $723,754, respectively. The decrease is due to fewer acquisitions of oil and gas properties in the fiscal year ending August 31, 2009.

Cash flow from financing activities
Cash provided by financing activities for the years ended August 31, 2009 and 2008 was $3,525,339 and $1,271,421, respectively. The increase is due to our increase in private placements.

Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.

ITEM 7. FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Aztec Oil & Gas, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Aztec Oil & Gas, Inc. and its subsidiaries (“the Company”) as of August 31, 2009 and 2008 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended.  These financial statements are the responsibility of Aztec’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Aztec’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of August 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/   GBH CPAs, PC
GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

January 15, 2010

  AZTEC OIL & GAS, INC.
CONSOLIDATED BALANCE SHEETS

	August 31,
ASSETS	2009	2008
Current assets:
Cash	$ 1,206,063	$ 290,323
Accounts receivable	16,943	175,559
Prepaid expenses and other current assets	7,922	8,597
Total current assets	1,230,928	474,479

Non-current assets:
Restricted cash	1,600,000	-

Oil and natural gas properties, successful efforts method of accounting net of accumulated depletion and impairment of $2,332,482 and $962,280	802,243	2,124,314

Property and equipment, net of accumulated depreciation of $2,701 and $674, respectively	10,830	4,054
TOTAL ASSETS	$ 3,644,001	$ 2,602,847

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$ 216,412	$ 206,115
Accounts payable – related party	487,787	229,538
Salary payable	291,313	59,296
Notes payable and line of credit	331,438	400,000
Refundable Subscriptions	-	200,000
Common stock payable	5,500	12,167
Notes payable to related parties	-	595,560
Total current liabilities	1,332,450	1,702,676

Long term liabilities
Notes payable to related parties	881,743	-
Asset retirement obligations	35,197	30,812
Total long term liabilities	916,940	30,812

Total liabilities	2,249,390	1,733,488

Minority interest	4,559,916	2,375,973

Stockholders’ deficit
Preferred stock, Series A, $0.001 par value, 100,000 shares authorized, issued and outstanding	100	100
Common stock, $0.001 par value, 100,000,000 shares authorized, 34,155,787 and 32,468,427 shares issued and outstanding, respectively	34,155	32,468
Additional paid-in capital	4,655,245	4,537,525
Accumulated deficit	(7,854,805)	(6,076,707)
Total stockholders’ deficit	(3,165,305)	(1,506,614)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$ 3,644,001	$ 2,602,847

The accompanying notes are an integral part of these financial statements.

  AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended August 31,
	2009	2008

Oil and Gas Revenue	$ 212,078	$ 371,842

General and administrative	1,311,588	829,319
Lease operating expenses	91,926	81,618
Dry well expenses	25,000	126,954
Depreciation, depletion, amortization and accretion	443,392	149,180
Impairment of oil and gas properties	1,173,092	616,161
Gain on disposition	16,072	-
Total Operating Expenses	3,061,070	1,803,312

Interest expense	(85,025)	(75,502)
Interest income	-	22
Total other income (expense)	(85,025)	(75,480)

NET LOSS BEFORE MINORITY INTEREST	(2,901,873)	(1,506,953)

Minority Interest	1,123,775	397,652

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(1,778,098)	(1,109,298)

Basic and diluted loss per share	(0.05)	(0.03)

Weighted average common shares outstanding – basic and diluted	33,244,829	31,843,725

The accompanying notes are an integral part of these financial statements,

AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
For the Years Ended August 31, 2008 and 2009

	Preferred Shares	Preferred Stock	Common Shares	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Totals
Balance, August 31, 2007	100,000	100	30,477,772	30,477	4,322,200	(4,967,409)	(614,632)
Stock issued for services	-	-	1,990,655	1,991	190,114	-	192,105
Share-based compensation expense	-	-	-	-	16,663	-	16,663
Warrants issued with private placements	-	-	-	-	8,548	-	8,548
Net loss	-	-	-	-		(1,109,298)	(1,109,298)
Balance, August 31, 2008	100,000	$ 100	32,468,427	$ 32,468	$ 4,537,525	$(6,076,707)	$(1,506,614)
Stock issued for services	-	-	1,264,029	1,264	65,236	-	66,500
Share based compensation expense	-	-	-	-	33,054	-	33,054
Stock issued for accounts payable	-	-	423,331	423	19,430	-	19,853
Net loss	-	-	-	-	-	(1,778,098)	(1,778,098)
Balance, August 31, 2009	100,000	$ 100	34,155,787	$ 34,155	$ 4,655,245	$(7,854,805)	$(3,165,305)

The accompanying notes are an integral part of these financial statements.

AZTEC OIL & GAS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Year Ended August 31,
	2009	2008
Cash flows from operating activities
Net loss	$ (1,778,098)	$ (1,109,298)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	105,054	25,211
Depreciation, accretion, depletion and amortization	443,392	149,180
Impairment of properties	1,173,092	616,161
Dry well expenses	25,000	126,954
Gain on disposition	(16,072)	-
Minority interest	(1,123,775)	(397,652)

Changes in:
Accounts receivable	158,616	(121,185)
Prepaid expenses	675	5,392
Accounts payable and accrued liabilities	17,979	142,138
Accounts payable – related party	258,251	213,441
Salary payable	232,017	51,515
Net cash used in operating activities	$ (503,869)	$ (262,115)

Cash flows from investing activities:
Acquisition of oil and gas properties	(315,499)	(1,659,026)
Change in restricted cash	(1,600,000)	740,000
Capital expenditures	(8,803)	(4,728)
Proceeds from the sale of oil and gas properties, net	18,572	-
Refundable subscriptions	(200,000)	200,000
Net cash used in investing activities	$ (2,105,730)	$ (723,754)

Cash flows from financing activities:
Proceeds from limited partners, net	3,408,470	1,048,522
Distributions to limited partners	(100,752)	(107,101)
Proceeds from notes payable and line of credit	25,095	311,583
Proceeds from notes payable - related party	392,183	50,000
Payments on notes payable – related party	(106,000)	-
Payments on notes payable and line of credit	(93,657)	(31,583)
Net cash provided by financing activities	$ 3,525,339	$ 1,271,421

Net Increase in Cash	915,740	285,552
Cash at Beginning of Period	290,323	4,771
Cash at End of Period	$ 1,206,063	$ 290,323
Cash paid during the year for:
Interest	$ 28,629	$ 19,302
Income taxes	$ -	$ -
Non-cash investing and financing transactions:
Increase in asset retirement obligation	1,316	29,476
Stock issued for accounts payable	19,853	-
SAB 108 Adjustment - syndication costs	-	242,128

The accompanying notes are an integral part of these financial statements.

AZTEC OIL & GAS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND HISTORY

Aztec Oil & Gas, Inc. (“Aztec”), initially known as Aztec Communications Group, Inc., was organized in Utah on January 24, 1986, and did not have any activity from 1989 to 2004.  In November 2003, Aztec Communications Group, Inc. reincorporated in Nevada.  In 2004, there was a change in control and new management elected to pursue oil and gas exploration and development.  On August 13, 2004, the Company changed its name to Aztec Oil & Gas, Inc. and affected a 3-for-1 forward stock split.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Aztec’s consolidated financial statements are based on a number of significant estimates, including oil and gas reserve quantities which are the basis for the calculation of depreciation, depletion and impairment of oil and gas properties, and timing and costs associated with its asset retirement obligations.

Principles of consolidation
The consolidated financial statements include the accounts of Aztec and all its subsidiaries and partnerships in which Aztec has a controlling interest.  Inter-company transactions are eliminated.

Cash and Cash Equivalents
Cash and cash equivalents and restricted cash include cash in banks and financial instruments which mature within three months of the date of purchase.  Cash at August 31, 2008 included $200,000 received on subscriptions for a new partnership.  This amount was returned in October 2008.

Restricted Cash
Funds held in bank accounts of drilling partnerships are presented as restricted cash.

Concentration of Credit Risk
Financial instruments that potentially subject Aztec to concentration of credit risk consist of cash.  From time to time, Aztec has amounts in excess of federally insured limits.  As of October 3, 2008, the FDIC temporarily increased the insurance limits from $100,000 to $250,000 per depositor through December 31, 2009.  Aztec had $2,299,564 (including restricted cash) and $0 cash in excess of federally insured limits as of August 31, 2009 and 2008. Aztec maintains cash accounts only at large high quality financial institutions and Aztec believes the credit risk associated with cash is remote.

Aztec's receivables primarily consist of accounts receivable from oil and gas sales. Accounts receivable are recorded at invoice amount and do not bear interest. Any allowance for doubtful accounts is based on management's estimate of the amount of probable losses due to the inability to collect from customers. As of August 31, 2009 and 2008, no allowance for doubtful accounts has been recorded and none of the accounts receivable have been collateralized.

Although Aztec is directly affected by the well-being of the oil and gas production industry, management does not believe a significant credit risk exists at August 31, 2009.

Oil and Gas Properties, Successful Efforts Method
Aztec uses the successful efforts method of accounting for oil and gas property acquisition, exploration, development, and production activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells, are capitalized as incurred. Costs to drill exploratory wells that are unsuccessful in finding proved reserves are expensed as incurred. In addition, the geological and geophysical costs, and costs of carrying and retaining unproved properties (i.e. delay rentals) are expensed as incurred. Costs to operate and maintain wells and field equipment are expensed as incurred.

Capitalized proved property acquisition costs are amortized by field using the unit-of-production method based on total proved reserves. Capitalized exploration well costs and development costs (plus estimated future dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized in a similar fashion (by field) based on their proved developed reserves. Support equipment and other property and equipment are depreciated over their estimated useful lives.

Aztec reviews proved oil and natural gas properties and other long-lived assets for impairment. These reviews are performed at least annually and more frequently if events and circumstances, (such as downward revision of the reserve estimates or commodity prices) indicate a decline in the recoverability of the carrying value of such properties. Aztec estimates the undiscounted future net cash flows expected in connection with the properties and compares such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amounts of the properties exceed their estimated undiscounted future cash flows, the carrying amounts of the properties are reduced to their estimated fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, expected future commodity prices, the timing of future production, future capital expenditures and a risk-adjusted discount rate. There were asset impairments of $1,173,092 and $616,161 recorded for the years ended August 31, 2009 and 2008, respectively.

Unproved oil and gas properties that are individually significant are also periodically assessed for impairment of value. An impairment loss for unproved oil and gas properties is recognized at the time of impairment by providing an impairment allowance.

Furniture and Equipment
Furniture and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of three to five years.

Asset Retirement Obligation
The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The present value of the estimated asset retirement costs is capitalized as part of the carrying amount of the long-lived asset. For Aztec, asset retirement obligations relate to the abandonment of oil and gas producing facilities and well abandonment. The amounts recognized are based upon numerous estimates and assumptions, including future retirement costs, future recoverable quantities of oil and gas, future inflation rates and the credit-adjusted risk-free interest rate.

Income Taxes
Aztec uses the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities are recognized for temporary differences between financial statement carrying amounts and the tax bases of assets and liabilities, and are measured using the tax rates expected to be in effect when the differences reverse. Deferred tax assets are also recognized for operating loss and tax credit carry-forwards. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is used to reduce deferred tax assets when uncertainty exists regarding their realization.

Revenue Recognition
Aztec recognizes oil and natural gas revenue under the sales method of accounting for its interests in producing wells as oil and natural gas is produced and sold from those wells. The volumes sold may differ from the volumes to which Aztec is entitled based on its interests in the properties. These differences create imbalances which are recognized as a liability only when the imbalance exceeds the estimate of remaining reserves. Aztec had no significant imbalances as of August 31, 2009 and 2008.

Share Based Compensation
All share-based payments to employees, including grants of employee stock options, are recognized in the financial statements based on their fair values.  For expensing purposes, the value of common stock issued to non-employees and consultants is determined based on the fair value of the equity instruments issued and charged to expense based upon the nature of the service for which the stock compensation was paid.

Minority Interest
Aztec has a controlling interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP and Aztec VIIIC LP.  Therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as minority interest.  As of August 31, 2009, minority interest was $4,559,916.  Minority interest loss was $1,123,775 and $397,652 for the fiscal years ended August 31, 2009 and 2008, respectively.

Basic and Diluted Income (Loss) Per Share of Common Stock
Basic and diluted net income (loss) per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. Common stock equivalents such as stock options and warrants are excluded from the calculation when a loss is incurred as their effect would be anti-dilutive.

Recently Issued Accounting Pronouncement
In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, as amended, Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions.  FIN 48 provides that the tax effects from an uncertain tax position can be recognized in our financial statements only if the position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006. The adoption of FIN 48 had no material impact to Aztec’s consolidated financial statement.  Tax years subsequent to 2004 remain open to examination by U.S. federal and state jurisdictions.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS 157 does not require any new fair value measurement. SFAS 157, as originally issued, was effective for fiscal years beginning after November 15, 2007. However, on December 14, 2007, the FASB issued FASB Staff Position FAS157-b, which proposed deferring the effective date of SFAS 157 for one year, as it relates to non-financial assets and liabilities. Aztec adopted SFAS 157 as it relates to financial assets and liabilities beginning in the first quarter of fiscal 2009. The adoption of SFAS 157 did not have a material impact on Aztecs consolidated financial statements

During February 2007, the FASB issued SFAS No 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”) which permits all entities to choose, at specified election dates, to measure eligible items at fair value. SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and thereby mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The adoption of SFAS 159 did not have a material impact on Aztecs consolidated financial statements

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (“SFAS 141R”). The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It also changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. SFAS 141R is effective for fiscal years beginning after December 15, 2008. Aztec will adopt SFAS 141R beginning in the first quarter of fiscal year 2010 and will apply the standard prospectively to business combinations completed on or after that date.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (“SFAS 160”).  SFAS 160 establishes accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary.  Minority interests will be recharacterized as noncontrolling interests and classified as a component of equity.  It also establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary and requires expanded disclosures.  SFAS 160 is effective for fiscal years beginning on or after December 15, 2008, with early adoption prohibited.  Aztec will adopt SFAS 160 beginning in the first quarter of fiscal year 2010 and will apply the standard prospectively.

In December 2008, the SEC released Final Rule, “ Modernization of Oil and Gas Reporting ” The new disclosure requirements include provisions that permit the use of new technologies to determine proved reserves if those technologies have been demonstrated empirically to lead to reliable conclusions about reserve volumes. The new requirements also will allow companies to disclose their probable and possible reserves to investors. In addition, the new disclosure requirements require that companies 1) report the independence and qualifications of its reserves preparer or auditor, 2) file reports when a third party is relied upon to prepare reserves estimates or conduct a reserves audit, 3) report oil and gas reserves using an average price based upon the prior 12-month period rather than year-end prices. The new disclosure requirements are effective for financial statements for fiscal years ending on or after December 31, 2009. Early adoption is not permitted. The Company is currently assessing the impact, if any that the adoption of the pronouncement will have on the Company’s operating results, financial position or cash flows.

In May 2009, the FASB issued Statement No. 165, Subsequent Events (“SFAS 165”), to be effective for interim or annual financial periods ending after June 15, 2009.  SFAS 165 does not materially change the existing guidance but introduces the concept of financial statements being available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date, that is, whether the date represents the date the financial statements were issued or were “available to be issued”.  This disclosure is intended to alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented.  SFAS 165 became effective for us for the annual period ended August 31, 2009 and the adoption did not have an impact on our financial statements.

 In June 2009, the FASB issued Statement No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168” or “ASC 105”), which amends SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles.  The FASB Accounting Standards Codification (“ASC”) becomes the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date, the ASC supersedes all then existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in SFAS 168 will become non-authoritative.  SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company does not expect the adoption of SFAS 168 to have a material impact on its financial statements.

Reclassifications
Certain amounts in prior periods have been reclassified to conform to the current period presentation.

NOTE 3 - STAFF ACCOUNTING BULLETIN NO. 108 (“SAB 108”)
In preparing the financial statements for the year ended August 31, 2008, Aztec identified an uncorrected misstatement arising in 2007, which at the time was considered to be immaterial relative to the net loss incurred for the period. Management believes that this uncorrected misstatement resulted from the incorrect recording of syndication costs recorded as reduction of additional paid-in capital as opposed to minority interest.  In accordance with the provisions of SAB 108, Aztec has increased additional paid-in capital at September 1, 2007 by $242,128 and decreased minority interest at September 1, 2007 by $242,128 to reverse the amount previously recorded.

NOTE 4 – INVESTMENT IN DRILLING PARTNERSHIPS
As of the date of this report, Aztec has completed seven Limited Partnerships; Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”), Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”) and Aztec XA Oil & Gas Limited Partnership (“Aztec XA :{”).  For all seven partnerships, Aztec, through its wholly-owned subsidiary, Aztec Energy, LLC (“Aztec Energy”), acts as the Managing General Partner and retains thirty percent ownership interest in each Limited Partnership (for which interest Aztec contributed all leases and paid all tangible drilling costs).  Investors receive 70% - 85% of the cash profits, defined as revenue in excess of expenses, from successful wells drilled within the partnership, with the percentage dependent on the rate of return to investors during the first five years of the partnership.  After three years from the date of the first distribution, investors in the partnerships may request that the Managing General Partner, subject to a 10% limitation based on the total interests in the profits or capital of the Partnership, financial ability and other terms, repurchase their units at a price equal to three times cash flow for the preceding twelve months.  There have been no such requests to date.  Another Aztec subsidiary, Aztec Drilling & Operating, LLC, (“ADO LLC”) serves the Partnerships as turnkey drilling contractor and operator.

Aztec has a controlling financial interest in Aztec 2006A LP, Aztec 2006B LP, Aztec 2007A LP, Aztec VIIIA LP, Aztec VIIIB LP, Aztec VIIIC LP and Aztec XA LP, therefore, the partnerships’ financial statements are consolidated with those of Aztec and the other partners’ equity is recorded as minority interest.

Aztec 2006A Oil & Gas Limited Partnership
During December 2006, Aztec Oil & Gas, Inc. completed the funding of its first drilling partnership, Aztec 2006A Oil & Gas Limited Partnership (“Aztec 2006A LP”), with 22 outside investors.  The multi-well drilling program based in the Doddridge County area of West Virginia commenced drilling in February 2007.  The drilling of all four wells was completed in March 2007.  Perforating, completion and equipment setting was completed on all four wells during March and April 2007 and the wells came on line and started producing May 2007 with a contract in place for both oil and gas sales. Aztec raised $1,132,384, net of related fees of $242,128 and fair value of warrants associated with the private placement, from outside investors toward funding the partnership.  The properties in the 2006A program have recorded an impairment expense in the amount of $698,171 and $0 in the fiscal years ending August 31, 2009 and 2008, respectively.  These wells are currently producing with a market rate sales contract in place for oil and gas sales.

Aztec 2006B Oil & Gas Limited Partnership
During November 2007, Aztec completed the funding of its second drilling limited partnership, Aztec 2006B Oil & Gas Limited Partnership (“Aztec 2006B LP”).  Aztec 2006B LP raised total gross proceeds of $1,012,267 (net $888,724) from 16 outside investors.  The two well drilling program based in the Doddridge County area of West Virginia commenced drilling in December 2007 and was completed in early 2008.  The properties in the 2006B program have recorded an impairment expense in the amount of $0 and $566,290 in the fiscal years ending August 31, 2009 and 2008, respectively.  These wells are currently producing with a market rate sales contract in place for oil and gas sales.

Aztec 2007A Oil & Gas Limited Partnership
In December 2007, Aztec completed the funding of its third drilling partnership, Aztec 2007A Oil & Gas Limited Partnership (“Aztec 2007A LP”), with 18 outside investors and raised total gross proceeds of $1,087,000 (net $956,560). The two wells, Williams #1 and Williams #2, are located in the Doddridge County area of West Virginia.  Both were perforated and completed and equipment was set.   Both wells are producing with a market rate sales contract in place for oil and gas sales.  The properties in the 2007A program have recorded an impairment expense in the amount of $370,004 and $0 in the fiscal years ending August 31, 2009 and 2008, respectively.

Aztec VIIIA Oil & Gas Limited Partnership
In February 2009, Aztec completed the funding of its fourth drilling partnership..  Aztec VIIIA Oil & Gas Limited Partnership (“Aztec VIIIA LP”), with four outside investors and raised total gross proceeds of $250,000 (net $220,000).  The four wells, West Powell #1, West Powell #2, West Powell #3 and Pereira #1, are located in Texas.  All were perforated and completed and equipment was set.  The properties in the VIIIA LP program recorded an impairment expense in the amount of $104,917 in the fiscal year ending August 31, 2009.  The wells are producing with a market rate sales contract in place for oil and gas sales.

Aztec VIIIB Oil & Gas Limited Partnership
In June 2009, Aztec completed the funding of its fifth drilling partnership, Aztec VIIIB Oil & Gas Limited Partnership (“Aztec VIIIB LP”), with thirty-five outside investors and raised total gross proceeds of $1,983,000 (net $1,566,570). This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas,

Aztec VIIIC Oil & Gas Limited Partnership
In August 2009, Aztec completed the funding of its sixth drilling partnership, Aztec VIIIC Oil & Gas Limited Partnership (“Aztec VIIIC LP”), with twenty-four outside investors and raised total gross proceeds of $1,665,000 (net $1,465,200). This multi-well partnership has commenced drilling and is focused on oil well drilling in Texas.

NOTE 5 - OIL AND GAS PROPERTIES
Oil and gas properties, at cost:
	As of August 31,
	2009	2008
Proved leasehold costs	$123,925	$109,189
Unproved leasehold costs	78,809	190,764
Costs of wells and development	2,863,419	2,757,166
Unevaluated capitalized exploratory well costs	38,206	-
Capitalized asset retirement costs	30,366	29,475
Total cost of oil and gas properties	3,134,725	3,086,594
Accumulated depletion, depreciation, amortization and impairment	(2,332,482)	(962,280)
Oil and gas properties, net	$802,243	$2,124,314

Suspended Well Costs
The Company follows the guidance of FASB Staff Position FAS 19-1, "Accounting for Suspended Well Costs."  Aztec had capitalized exploratory wells costs of $38,206 and of $-0- as of August 31, 2009 and August 31, 2008, respectively.  The following table reflects the net changes in capitalized exploratory well costs during fiscal 2009, and does not include amounts that were capitalized and subsequently expensed in the same period.

	Year ended August 31,
	2009	2008
Beginning balance	$ -	$ 1,254,544
Total Exploration Well Additions	217,939	126,954
Reclassifications to wells, facilities, and equipment based on the determination of proved reserves	(154,733)	(1,254,544)
Capitalized exploratory well costs charged to expense	(25,000)	(126,954)
Ending Balance	$ 38,206	$ -

Impairment of oil and gas properties
In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for Impairment or Disposal of Long-Lived Assets” , if impairment is necessary, the asset carrying value is written down to fair value.  Cash flow pricing estimates are based on existing proved reserve and production information and pricing assumptions that management believes are reasonable.  Unproved oil and gas properties that are individually significant are periodically assessed for impairment by providing an impairment allowance if the net book value of the property is not fully recoverable.  During the fiscal year ended August 31, 2009, Aztec expensed $1,173,092 as impairment expense on proved properties.

Gain on disposition
During the fiscal year ending August 31, 2009, Aztec disposed of oil and gas properties for a net gain of $16,072.

NOTE 6 – ASSET RETIREMENT OBLIGATIONS
Aztec records the fair value of a liability for asset retirement obligations in the period in which it is incurred and records a corresponding increase in the carrying amount of the related long-lived asset. The present value of the estimated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset and is depreciated over the useful life of the asset. Aztec accrues an abandonment liability associated with its oil and gas wells when those assets are placed in service. The liability is recorded at its estimated fair value and accretion is recognized over time as the discounted liability is accreted to its expected settlement value. Fair value is determined by using the expected future cash outflows discounted at Aztec’s credit-adjusted risk-free interest rate. No market risk premium has been included in Aztec’s calculation.

The following is a description of the changes to Aztec’s asset retirement obligations:

	Year ended August 31,
	2009	2008
Asset retirement obligations at beginning of year	$ 30,812	$ -
Additions for exploratory and development drilling	1,316	29,476
Accretion expense	3,069	1,336
Asset retirement obligations at end of year	$ 35,197	$ 30,812

NOTE 7 – NOTES PAYABLE TO RELATED PARTIES
Aztec has an agreement with CSI Energy, LP (“CSI”), a company controlled by our Chief Executive Officer, Franklin C. Fisher, Jr., wherein CSI has agreed to provide Aztec with funds as needed to permit Aztec to meet its monthly operating expenses and other obligations as they become due over the twelve month period following August 31, 2009.  As part of this arrangement, Aztec holds eight notes totaling $153,183 with an interest rate of 3.25%, four notes totaling $55,000 with an interest rate of 4.00% and one note in the amount of $205,560 with an interest rate of 9%, payable to CSI.  The notes were due within twelve months for the fiscal year ending August 31, 2008, but were extended during the fiscal year ending August 31, 2009 and are due in full on September 1, 2010. None of the assets of Aztec are secured or collateralized by these notes.

Aztec also has notes payable directly to our Chief Executive Officer. Aztec holds four notes totaling $108,000 with an interest rate of 3.25%, one note in the amount of $20,000 with an interest rate of 4%, one note in the amount of $336,600 with an interest rate of 9.00% and one note in the amount of $3,400 with an interest rate of 9.00%, payable to our Chief Executive Officer for funds advanced to Aztec.  The notes were due within twelve months for the fiscal year ending August 31, 2008, but were extended during the fiscal year ending August 31, 2009 and are due in full on September 1, 2010.   None of the assets of Aztec are secured or collateralized by these notes.

Total interest expense accrued on the notes during the year ended August 31, 2009 was $56,647.

NOTE 8 – LINE OF CREDIT
In May 2007 Aztec established a line of credit with Amegy Bank National Association with a credit limit of $200,000.  In February 2008, the amount of the line of credit increased from $200,000 to $400,000.  Interest on any outstanding balances is charged at one-half of one percent above the Amegy Bank National Association prime rate.  At August 31, 2009, the prime rate was five percent (5.00%), making the loan rate five and one-half percent (5.50%).  As of August 31, 2009, the amount outstanding under this facility was $331,438.  Our chief executive officer has personally guaranteed the entire amount of the line of credit.  In May 2009, Aztec extended the line of credit through May 30, 2010.  Under the extension agreement, Aztec is required to make monthly interest payments on the last day of each month and was required to repay principal monthly for three months, commencing on June 30, 2009 in the amount of $25,000 each month.  Thereafter, Aztec is required to repay principal monthly in the amount $10,000 until the line of credit is due in full on May 30, 2010.

NOTE 9- STOCKHOLDERS’ DEFICIT
Series A Preferred stock was established on August 26, 2004 and all 100,000 authorized shares were immediately issued for cash and services.  This stock is not convertible or redeemable, but at all times may vote 70% of the total votes of all common shares outstanding.  It has no liquidation or stated value.

During 2009, Aztec issued 1,518,105 shares of common stock valued at $78,677 to various officers and directors for services and 169,256 shares of common stock valued at $7,686 to an outside consultant for services. Some of these issuances were for accounts payable accrued at August 31, 2008.

NOTE 10 – WARRANTS AND OPTIONS
A summary of the options issued by us for the years ended August 31, 2009 and 2008 is as follows:

	Options	Weighted - Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding on August 31, 2007	7,800,000	0.18	8.25	-
Granted	-	-	-	-
Exercised	-	-	-	-
Surrendered/Canceled	-	-	-	-
Outstanding on August 31, 2008	7,800,000	$ 0.18	7.25	$ -
Granted	-	-	-	-
Exercised	-	-	-	-
Surrendered/Canceled	-	-	-	-
Outstanding on August 31, 2009	7,800,000	$ 0.18	6.25	$ -
Exercisable on August 31, 2009	7,800,000	$ 0.18	6.25	$ -

During 2009, 1,000,000 warrants were issued to an officer of the company. The fair value of each warrant grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions; risk-free interest rate of 1.27%, expected volatility of 243.83%, expected life of 2 years and a dividend rate of zero.

A summary of the warrants issued by us for the years ended August 31, 2009 and 2008 is as follows:

	Warrants	Weighted - Average Exercise Price per Share	Weighted-Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding on August 31, 2007	20,245,142	$1.14	1.9	-
Granted	182,208	0.65	1.0	-
Exercised	-	-	-	-
Expired	(142,450)	0.35	-	-
Outstanding on August 31, 2008	20,284,900	$1.13	0.9	$ -
Granted	1,000,000	0.2	1.0	-
Exercised	-	-	-	-
Expired	(284,900)	0.71	-	-
Outstanding on August 31, 2009	21,000,000	$1.10	0.5	$ -
Exercisable on August 31, 2009	21,000,000	$1.10	0.5	$ -

NOTE 11 - RELATED PARTY TRANSACTIONS
During the year ended August 31, 2009, Aztec expensed director fees in the amount of $22,000.  The amount was recorded as general and administrative expense. The fees are payable in common stock and as of August 31, 2009, Aztec has common stock payable of $5,500 for 80,819 shares to be issued to Directors

On June 15, 2007, Aztec entered into an employment agreement with Franklin C. Fisher, Jr., (“Fisher”) who assumed the role of Chief Executive Officer and Chairman of the Board.  Fisher is also a major shareholder in Aztec.  Prior to Fisher assuming the role of Chief Executive Officer and Chairman of the Board, Aztec entered into a consulting agreement with International Fluid Dynamics, Inc. (IFD), a company owned and controlled by Fisher.  The Agreement entered into on June 22, 2004, engaged IFD to provide, among other things, advice and consulting regarding Aztec’s business, acquisition and marketing strategies.  The agreement’s term begins January 1, 2005 through December 31, 2014.  As compensation, IFD received 6,000,000 warrants at various exercise prices and which vested immediately.  No compensation was recorded in connection with this warrant grant as the exercise prices were extremely “out of the money” and the fair value was nominal.  The IFD agreement also provides for monthly retainers to be paid to IFD as follows:  $10,000 per month beginning January 1, 2005 through December 31, 2007, $12,500 per month beginning January 1, 2007 through December 31, 2010 and $15,000 per month beginning January 1, 2011 through December 31, 2014.  The total amount expensed during the year as general and administrative expense was $155,000.  At IFD’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.  In January 2005, 99% of the proceeds payable to IFD were assigned to Fisher.  On August 1, 2006, the 6,000,000 warrants were revised with lower exercise prices and extended exercise dates in accordance with a prior, written, formula based agreement between IFD and Aztec.  The revised warrants had a fair value of $618,696, all of which was expensed in the year ended August 31, 2007.

During 2009, Aztec purchased leasehold interests from CSI.  The amount was recorded as oil and gas property additions at the fair value of $67,500.  The Company also purchased oil and gas properties from Resaca Resources, LLC, a company controlled by our President.  The amount was

In October 2008, Aztec entered into a consulting agreement with Mr. Waylan R. Johnson (“Johnson”) who assumed the role of President.  Upon signing the agreement, Johnson was issued 500,000 shares of Aztec’s common stock valued at $20,000 and warrants to purchase common shares worth 1,000,000 shares, exercisable until October 19, 2010, at an exercise price of $0.20 cents per share.  The warrants had a fair value of $33,054 and were expensed immediately.  In April 2009, Johnson also received 500,000 shares valued at $30,000.  The shares issued to Johnson were recorded as stock for services in general and administrative expense and equity.

Johnson owns 51% of Resaca Resources, L.L.C., a contract operator for one of Aztec’s subsidiaries, Aztec Drilling and Operating.  Johnson also owns 100% of Texas Energy Group, L.L.C. (“TEG”), a company which provides support to Aztec with office personnel on an as needed basis.  During the year, Aztec reimbursed TEG $70,000 for operating costs and paid Johnson $10,000 for services, the amounts which were recorded in general and administrative expense..

NOTE 12 – COMMITMENTS AND CONTINGENCIES
We currently occupy office space under a lease service agreement dated April 1, 2009 and ending December 31, 2009.  The lease was renewed on January 1, 2010 for a period of three months.  The office is located at One Riverway in Houston, Texas.  Our base rent is $3,536 per month.  For the years ended August 31, 2009 and 2008, Aztec incurred $52,629 and $33,611, respectively, for office rental expense.

NOTE 13 - INCOME TAXES
Reconciliation between actual tax expense (benefit) and income taxes computed by applying the U.S. federal income tax rate and state income tax rate to income from continuing operations before income taxes are as follows:
	August 31,
	2009	2008
Computed at U.S. and State statutory rates (34%)	$ (605,000)	$ (377,000)
Permanent differences	(6,000)	(55,000)
Changes in valuation allowance	611,000	432,000
Total	$ -	$ -

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred liabilities are presented below:

	August 31,
	2009	2008
Deferred tax assets:
Net operating loss carry-forwards	$ 1,470,000	$ 748,000
Oil and gas properties – depletion, impairment, intangible drilling costs	-	38,000
Stock based compensation	49,000	-
Total Deferred tax assets	1,519,000	786,000
Deferred tax liabilities:
Oil and gas properties – depletion, impairment, intangible drilling costs	(122,000)	-
Less valuation allowance	(1,397,000)	(786,000)
Total	$ -	$ -

At August 31, 2009, Aztec had a net operating loss carry-forwards for federal and state income tax purposes of approximately $4,323,000 which will begin to expire, if unused, beginning in 2024. The valuation allowance increased approximately $611,000 and $432,000 for the years ended August 31, 2009 and 2008, respectively.

The above estimates are based upon management's decisions concerning certain elections which could change the relationship between net income and taxable income. Management decisions are made annually and could cause the estimates to vary significantly.

NOTE 14 – SUBSEQUENT EVENT
During September and October 2009, Aztec issued 800,000 shares of stock for services valued at $72,000 and 80,819 shares valued at $5,500 for stock payable, respectively.

In December 2009, Aztec completed the funding of its seventh drilling partnership, Aztec XA Oil & Gas Limited Partnership (“Aztec XA, LP”), with seventy-three outside investors and raised total gross proceeds of $3,785,000 (net $3,330,800).

 SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(UNAUDITED)

The following supplemental unaudited information regarding Aztec’s oil and gas activities are presented pursuant to the disclosure requirements of SFAS No. 69. The standardized measure of discounted future net cash flows is computed by applying year end constant prices of oil and gas to the estimated future production of proved oil and gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, less estimated future income tax expenses (based on period-end statutory tax rates) to be incurred on pre-tax net cash flows less tax basis of the properties and available credits, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows.  All operations and properties are located in the United States.

The following schedules relating to proved oil and gas reserves, standardized measure of discounted future net cash flows and changes in the standardized measure of discounted future net cash flows have their foundation in engineering estimates of future net revenues that are derived from proved reserves and prepared using the prevailing economic conditions. These reserve estimates are made from evaluations conducted by independent geologists, of such properties and will be periodically reviewed based upon updated geological and production data. Estimates of proved reserves are inherently imprecise. Subsequent development and production of Aztec’s reserves will necessitate revising the present estimates. In addition, information provided in the schedules does not provide definitive information as to the results of any particular year but, rather, helps explain and demonstrate the impact of major factors affecting Aztec’s oil and gas producing activities. Therefore, the Aztec suggests that all of the aforementioned factors concerning assumptions and concepts should be taken into consideration when reviewing and analyzing this information.

(1) Capitalized Costs Relating to Oil and Gas Producing Activities:
	As of August 31,
	2009	2008
Proved oil and gas producing properties and related lease and well equipment	$ 3,055,916	$ 2,895,830
Unproved oil and gas properties	78,809	190,764

Accumulated depreciation, depletion and impairment	(2,332,482)	(962,280)

Net Capitalized Costs	$ 802,243	$ 2,124,314

(2) Costs Incurred in Oil and Gas Property Acquisition, Exploration, and Development Activities:
	For the Years Ended August 31,
	2009	2008
Acquisition of Properties:
Proved	$ 96,493	$ 59,597
Unproved	-	-
Exploration Costs	25,000	126,954
Development Costs	194,456	1,501,952

Total	$ 315,499	$ 1,688,503

(3) Results of Operations for Producing Activities:
	For the Years Ended August 31,
	2009	2008
Sales	$ 212,078	$ 371,842
Production costs	(91,926)	(81,618)
Dry well expense	(25,000)	(126,954)
Depreciation, depletion, amortization, accretion and impairment	(1,616,484)	(765,341)
Income tax expense	-	-
Results of operations for producing activities	$ (1,521,332)	$ (602,071)

(4)  Reserve Quantity Information
	2009		2008
	Oil	Gas	Oil	Gas
	(BBL)	(MCF)	(BBL)	(MCF)

Beginning of the year	4,520	561,027	-	-

Revisions of previous estimates	(4,101)	(340,298)
Purchases of minerals in place	-	17,361	-	327,876
Extensions and discoveries	-	-	5,136	264,017
Production	(419)	(29,274)	(616)	(30,867)
Ending of the year*	-	208,816	4,520	561,026
Total Proved Developed	-	67,788	4,520	353,581

* Minority interests own 70% of reserves held by our consolidated limited partnerships.  Of total ending reserves at August 31, 2009, 135,100 mcf are attributable to minority interests.

During the years ended August 31, 2009 and 2008, respectively, the Company had reserve studies and estimates prepared on its various properties.  The difficulties and uncertainties involved in estimating proved oil and gas reserves makes comparisons between companies difficult.  Estimation of reserve quantities is subject to wide fluctuations because it is dependent on judgmental interpretation of geological and geophysical data

(5) Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Reserves

	August 31,
	2009	2008
Future cash inflows	$ 681,892	$ 5,527,966
Future production	(398,317)	(2,260,576)
Future development costs	(71,667)	(268,750)
Future income tax expense	-	(1,049,524)
Future net cash flows	211,908	1,949,116
Discounted for estimated timing of cash flows	(82,499)	(910,940)

Standardized measure of discounted future net cash flows**	$ 129,408	$ 1,038,176

**Minority interests own 70% of reserves held by our consolidated limited partnerships.  Of total ending standardized measure of discounted future net cash flows, $68,659 and $625,053 are attributable to minority interests as of August 31, 2009, and August 31, 2008, respectively.

The following schedule summarizes changes in the standardized measure of discounted future net cash flow relating to proved oil and gas reserves:

	August 31,
	2009	2008
Standardized measure, beginning of year	$ 1,038,176	$ -

Extensions, discoveries and improved recovery	-	916,821
Revisions of previous estimates	(252,133)	-
Purchases of minerals in place	19,236	970,597
Sales of minerals in place	-	-
Net change in prices and production costs	(1,218,234)	-
Accretion of discount	159,719	-
Oil and gas sales, net of production costs	(120,152)	(290,224)
Changes in estimated future development costs	108,088	-
Previously estimated development cost incurred	-	-
Net change in income taxes	559,018	(559,018)
Change in timing of estimated future production and other	(164,310)	-

Standardized measure, end of year	$ 129,408	$ 1,038,176

ITEM 8.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 8A.  CONTROLS AND PROCEDURES.

Conclusion Regarding the Effectiveness of Disclosure Controls and Procedures
Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).  As a result of this evaluation, we identified no material weaknesses in our internal control over financial reporting as of August 31, 2009.  Accordingly, we concluded that our disclosure controls and procedures were effective as of August 31, 2009.

Our internal control over financial reporting (ICFR) are designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with U. S. generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that:

i.            pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets;
ii.            provide reasonable assurance that transactions are recorded as necessary to permit the preparation of our  consolidated financial statements in accordance with U. S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and
iii.           provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Management’s Annual Report on Internal Control Over Financial Reporting.
Management is responsible for establishing and maintaining adequate internal control over financial reporting.  Our management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in  Internal Control — Integrated Framework  issued by the Committee of Sponsoring Organizations of the Treadway Commission.  Based on our evaluation, management has concluded, as of August 31, 2009, we did maintain effective control over the financial reporting process.

Inherent Limitations Over Internal Controls
Internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives because of its inherent limitations, including the possibility of human error and circumvention by collusion or overriding of controls. Accordingly, even an effective internal control system may not prevent or detect material misstatements on a timely basis. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Attestation Report of the Registered Public Accounting Firm.
This annual report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by our independent registered public accounting firm pursuant to temporary rules of the SEC that permit us to provide only management's report in this annual report.

Changes in Internal Control Over Financial Reporting.
We have made no change in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.

Each director of our Company serves for a term of one year or until the successor is elected at the Company’s annual shareholders’ meeting and is qualified, subject to removal by the Company’s shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name	Age	Position	Director Since
Franklin C. Fisher, Jr.	69	CEO and Chairman, Director	September 10, 2007

Waylan Johnson	44	President	N/A

Larry Hornbrook	61	Chief Financial Officer	N/A

Kenneth E. Lehrer	63	Sr. Economist and Director	August 8, 2005

Mark Vance	55	Director	October 25, 2005

Kathryn E. Parks	25	VP and Secretary	N/A

Franklin C. Fisher, Jr., Director, CEO and Chairman
Mr. Fisher, in 1964, joined a small, nearly bankrupt steel fabrication firm in Houston, TX as executive trainee.  After two years he bought out the owner in a leveraged buy-out.  The business was moved to new facilities within the following year and diversification of the firm’s activities was started.  Six years later, Mr. Fisher formed a holding company for his various enterprises which included: construction (domestic and foreign), petrochemical plant rework, steel fabrication, design and erection, hydraulic motors (development and manufacturing), engineering/design, products distribution (domestic and foreign), oil and gas investment and production (domestic), real estate investment (domestic),  foreign investment (mine clearing firm in Egypt) and chemicals.

Mr. Fisher sold the firms, except those involved in trading and investments, to concentrate on his oil and gas activities personal investments, plus financial, legal, negotiation, and strategy consulting.  In 1975, Mr. Fisher became Chairman and a major shareholder of Ashford Bank (subsequently MBank Memorial).  It was highly successful and was sold to Mercantile Bank in 1983 and Mr. Fisher remained as Chairman until mid-1985 and on the Board of Directors until 1986 when he resigned.  Since 1983, he has concentrated on his oil and gas activities and on managing his own investments and companies in which he owns interests.  He is active in the investment field plus oil and gas exploration and development.  Mr. Fisher received his B.A. from Texas A & M University which he attended on a football scholarship and received his Juris Doctorate degree from University of Texas.  He was admitted to practice law in Texas in 1964.  He was appointed to U.S. District Export Council by U.S. Secretary of Commerce in 1976 and for several subsequent terms.  He is a past member of YPO (Young Presidents Organization) and a present member of WPO (World Presidents Organization).

Waylan R. Johnson
President of Aztec Oil & Gas, Inc., entered into the oil & gas industry over 20 years ago. He began his career in 1989 working for an independent oil and gas exploration company. After gaining crucial industry experience, Mr. Johnson ventured out and, in the fall of 1990, founded his first oil company which participated in numerous drilling ventures throughout Texas. In 1992 Mr. Johnson sold his ownership interest in the company and concentrated on performing financial consulting work for numerous privately help industry companies. By 1993, Mr. Johnson formed his second private investment firm. Over the next seven years, his firm held interest in multiple drilling prospects, produced numerous properties, and drilled and operated their properties on behalf of the company’s internal partners.

In 2000, Mr. Johnson co-founded Border to Border Exploration (BBX). BBX became the third company to take oil and gas leases in what has now become the Bakken Shale (the third largest oil field discovery in the United States in recent years). BBX was able to take a $1.5 million investment and develop it into a gross value of approximately $55 million. Mr. Johnson later sold out of his general partnership with BBX but still continues to hold interest in the limited partnership. Over the next couple of years, Mr. Johnson founded several privately held companies, all based out of Austin, Texas. One of these companies is Resaca Resources, LLC., a registered, bonded oil and gas operator with the Texas Railroad Commission (operator # 703236).  Mr. Johnson has been instrumental in developing business plans and exploration programs for both his own companies and others. Additionally, Mr. Johnson is active in the investment field and continues to manage his own personal investments in the oil and gas industry. Throughout Mr. Johnson’s career, he has established long-term business and personal relationships with many public and private oil and gas companies which contribute significantly to Resaca’s success and Aztec’s deal flow and industry resources.

Larry Hornbrook, CFO
Larry A. Hornbrook, CPA, has practiced public accounting since 1990 as a sole practitioner or under the company name of Crawford & Hornbrook, PLLC. His clientele are in a variety of industries including oil and gas, real estate, construction, and services. The firm performs tax research and planning, tax return preparation, financial statement preparation and corporate restructurings.

Mr. Hornbrook was Tax Manager for Golden Corral Corporation, an owner of national and regional restaurant chains, from 1987 to 1989.

He served as Tax Manager for Transcontinental Energy Corporation from 1983 to 1986. Transcontinental Energy Corporation was an independent oil and gas producer and contract driller, which offered public limited partnerships.  His responsibilities included preparation of federal and state income and franchise taxes for corporate entities, preparation of federal and state income tax returns for over 30 partnership involving more than 10,000 partners.

He served as Tax Manager for Mitchell Energy & Development Corp. from 1978 to 1983. Mitchell was one of the largest independent energy firms headquartered in Texas and owned and operated oil and gas wells, contract drilling rigs, pipelines, compressors and liquid extraction plants.

Mr. Hornbrook was Tax Senior for Arthur Andersen & Co from 1975 to 1978.

Mr. Hornbrook has been a Texas Certified Public Accountant since 1978. He received his B.S. (Management) Cum Laude from the University of South Dakota.  He served in the United States Marine Corps from 1969 to 1972 attaining the rank of Sergeant and receiving a Meritorious Mast for excellent performance of duties. He also received a Meritorious Unit Commendation, Good Conduct Medal, National Defense Medal, and Vietnam Service Medal with two stars.

Kenneth E. Lehrer, Sr. Economist and Director
Dr. Lehrer formed an organization in 1982, engaged in the areas of - Economics, Finance, Economic Damage Analysis (including Business and Technology Losses), Banking, Business, ESOP and Non Public Business Valuations, Securities, Healthcare, Fairness and Advisory Opinions, Intellectual Property Valuations, Real Estate and Corporate Finance. His company both prepares institutional economic / finance reports, feasibility analysis, corporate business plans and provides litigation support (having been qualified in both State and Federal Courts) in the areas of - economics, real estate, banking, corporate and IP valuations, class actions and finance. Dr. Lehrer served for approximately twenty (20) years (1984 - 2002) as an Adjunct Professor of Finance at the University of Houston, Graduate School of Business Administration and is presently an Adjunct Professor of Finance and Economics at the University of Phoenix (Houston Division).

Dr. Lehrer has served with the Federal Home Loan Bank of Dallas as agent for the Federal Savings and Loan Insurance Corporation of - Acadia Savings and Loan Association, French Market Homestead Savings, Twin City Savings, First Savings of Louisiana and is a member of the National Association of Corporate Directors.

Dr. Lehrer commenced his career in 1970 at Bankers Trust Company (New York), and then became a Manager for the Greek Shipper, Costas Lemos [dec’d]. Here, he assisted on projects in New York, Houston, Denver, Guam and in Europe.  Dr. Lehrer relocated to Houston in 1977.

Dr. Lehrer holds four (4) degrees from New York University: Bachelor of Science (Finance), Master of Business Administration (Banking), Master of Arts (Economics) and a Doctorate in Urban Economics. Dr. Lehrer is registered with the Securities and Exchange Commission as an Investment Advisor under the Investment Advisors Act of 1940 and has held the Full Registration/General Securities (Series 7) and Texas Securities (Series 63) Licenses.

Mark Vance, Director
From 2002 to mid-2005, Mr. Vance was the senior executive in charge of strategic alliances with Worksafe, Inc. (Dallas, TX) and YCO Services (Houston, TX). Most recently, he developed Worksafe’s strategic plan and led the mezzanine fund raise with private equity groups in the U.S. At YCO Services, he created an alliance partnership with Compaq/Hewlett Packard for the distribution of professional services.

From 1998 to 2001, Mr. Vance was vice president of business development and chief financial officer for Control Network System Inc. in Los Angeles. This $17 million privately held, fully integrated company developed international voice over data networks between the U.S. and Asia and was acquired by Total Axcess Inc. in December 2001. As a company founder, he developed strategic relationships in adding to managing all financial affairs, cash management and investor relations.

Mr. Vance was a founder and served as senior vice president and chief financial officer for Telescape International Inc. (Houston, TX) from 1996 to 1997. He developed the business plan and investor presentation and succeeded in raising first rounds of private equity funding, positioning the company for an IPO.

Prior, he was a founder and developed the strategic plan for a $10 million private equity raise with Alex Brown that led to the merger of Matrix Telecom and DNS Communications (Dallas, TX) creating a formidable competitor in the industry. He served as chief operating officer and chief financial officer-- including management of the finance, legal, accounting, human resources, information services and insurance departments--from 1993 to 1995.

He served as director of finance (and chief financial officer of a subsidiary) at Wiltel Corporation (Houston, TX) from 1992 to 1993. While there he developed and instituted a Latin American distributorship program for the company, including strategic marketing, pricing and sales policies.

Mr. Vance served as a financial analyst, controller and tax manager with various companies within the energy industry in Houston from 1976 to 1991 including Mitchell Energy, Quintana Petroleum, and Texaco.

He received his MBA in Accounting from the University of Houston in 1979, and a Bachelor of Science degree in finance from LSU in 1976.

Kathryn E Parks, VP, Secretary, Treasurer
Ms. Parks was legal liaison in the firm of Sonfield & Sonfield a Houston, Texas law firm which has been continually in existence and practice since 1898. Her duties included partner support, client liaison, legal research, implementation, validation and filing of documents and reports with various federal, state and governmental regulatory agencies for a variety of public and private firms.  Ms. Parks was elected by Aztec in June of 2006.  In March, 2008 she joined Aztec full time to serve as Vice President, Secretary, Treasurer and serves as Administrative Coordinator for all of Aztec’s activities.

Directors are elected in accordance with our bylaws to serve until the next annual stockholders meeting. Aztec does not currently pay compensation to directors for services in that capacity.

None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  There are no family relationships among our directors or officers.  We are not aware of any proceedings to which any of our officers or directors, or any associate of any such Officer or Director, is a party adverse to our Company or any of our subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Code of Ethics.
The Company has not yet adopted a Code of Ethics because it has only three directors.

Audit Committee Financial Expert.
The Board of Directors has not established an audit committee and does not have an audit committee financial expert.  The Board is of the opinion that an audit committee is not necessary since the Company has only three directors and to date, such directors have been performing the functions of an audit committee.

Committees and Procedures
(1) The registrant has no standing audit, nominating and compensation committees of the Board of Directors, or committees performing similar functions. The Board acts itself in lieu of committees due to its small size.

(2) The view of the board of directors is that it is appropriate for the registrant not to have such a committee because its directors participate in the consideration of director nominees and the Company and its board is so small.

(3) The members of the Board who act as the nominating committee are not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to Section 6(a) of the Act (15 U.S.C. 78f(a).

(4) The nominating committee has no policy with regard to the consideration of any director candidates recommended by security holders, but the committee will consider director candidates recommended by security holders.

(5) The basis for the view of the board of directors that it is appropriate for the registrant not to have such a policy is that there is no need to adopt a policy for a small company.

(6) The nominating committee will consider candidates recommended by security holders, and by security holders in submitting such recommendations.

(7) There are no specific, minimum qualifications that the nominating committee believes must be met by a nominee recommended by security holders except to find anyone willing to serve with a clean background.

(8) The nominating committee’s process for identifying and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons willing to serve with a clean backgrounds. There are no differences in the manner in which the nominating committee evaluates nominees for director based on whether the nominee is recommended by a security holder, or found by the board.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities (referred to as “reporting persons”), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other Aztec Oil & Gas, Inc. equity securities. Reporting persons are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. We believe, based solely on our review of the copies of such forms and other written representations to us, that during the fiscal year ended August 31, 2008, all reporting persons have complied with all applicable Section 16(a) filing requirements.

ITEM 10. EXECUTIVE COMPENSATION

As a result of the Company’s current limited available cash, minimal officer or director compensation was paid during the fiscal year ended August 31, 2009. Aztec intends to pay salaries when cash flow permits.

SUMMARY COMPENSATION TABLES
	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)

Franklin C. Fisher, Jr. (2)	2009	-0-	-0-	-0-
Chief Executive Officer,	2008	-0-	-0-	-0-
Chairman/Director	2007	7,000	-0-	-0-

Kenneth E. Lehrer	2009	-0-	-0-	-0-
Sr. Economist/Director	2008	-0-	-0-	-0-
	2007	-0-	-0-	66,000

Larry Hornbrook (3)	2009	-0-	-0-	-0-
CFO, Director	2008	-0-	-0-	6,813
	2007	-0-	-0-	20,258

Mark Vance	2009	-0-	-0-	-0-
Director	2008	-0-	-0-	-0-
	2007	-0-	-0-	37,500

Kathryn E. Parks (4)	2009	33,000	1,900	-0-
VP and Secretary	2008	19,687	-0-	-0-
	2007	-0-	-0-	1,950

Kirk N. Blackim (1)	2007	-0-	22,300	62,700
Former President/Director	2006	-0-	-0-	75,900

Waylan R. Johnson	2009	-0-	-0-	-0-
President

 (1) Mr. Blackim was paid $6,600 in stock monthly for services as President and Director of the Company. The number of shares is determined using the average value of the shares traded during the month. Additionally warrants were issued to Kirk Blackim for services for 800,000 shares at exercise prices ranging from $1.00 per share to $2.00 per share.  Mr. Blackim resigned as President and Director effective September 5, 2007 to pursue interest in the mid-stream oil and gas business, and area in which the Company does not compete.

(2) Following the resignation of Kirk Blackim on September 10, 2007, Mr. Franklin Fisher, Jr. became President while maintaining his position as CEO and Director.  Mr. Fisher has accrued an annual salary of $144,000 through October 31, 2008 and $240,000 from November 1, 2008.  The Company entered into a consulting agreement with International Fluid Dynamics, Inc. (“IFD”), a company owned and controlled by Mr. Fisher.  The agreement entered into on June 22, 2004, engaged IFD to provide, among other things, advice and consulting regarding Aztec’s business, acquisition and marketing strategies.  The agreement’s term is January 1, 2005 through December 31, 2014.  As compensation, IFD received 6,000,000 warrants at various exercise prices and which vested immediately.  No compensation was recorded in connection with this warrant grant as the exercise prices were extremely “out of the money” and the fair value was nominal.  The IFD agreement also provides for monthly retainers to be paid to IFD as follows:  $10,000 per month beginning January 1, 2005 through December 31, 2007, $12,500 per month beginning January 1, 2007 through December 31, 2010 and $15,000 per month beginning January 1, 2011 through December 31, 2014.  At IFD’s election, payment can be made in common stock with a value equivalent to the monthly consulting fee due.  For valuation purposes, any monthly fee paid in stock will be valued at 75% of the average closing price for the five trading days preceding the date at which the fee is due.  To date, none of the retainers have been paid in Aztec stock.  In January 2005, 99% of the proceeds payable to IFD were assigned to Fisher.  On August 1, 2006, the 6,000,000 warrants were revised with lower exercise prices and extended exercise dates in accordance with a prior, written, formula based agreement between IFD and Aztec.  The revised warrants had a fair value of $618,696, all of which was expensed in the year ended August 31, 2007.

(3) In August 2006, the company retained the services of Mr. Larry Hornbrook as CFO.  Mr. Hornbrook is paid an hourly rate for his services.  One third of the amount is paid in cash and two thirds is paid in stock.  The number of shares is determined using the average value of the shares traded during the month.  Additionally warrants were issued to Larry Hornbrook for services for 200,000 shares at exercise prices ranging from $0.50 to $1.00 per share.

(4) On June 12, 2006, Ms. Danyel Owens resigned as Vice President and Secretary of Aztec and the position was filled by Ms. Kathryn Parks.

LONG TERM COMPENSATION TABLE
		Long Term Compensation
Name and Principal Position	Year	Awards Restricted Award(s)($)	Stock Securities Underlying Options/ SARs(#)	Payouts LTIP Payouts ($)	All Other Compensation ($)

Franklin C. Fisher, Jr.	2009	-0-	-0-	-0-	-0-
Chief Executive Officer	2008	-0-	-0-	-0-	-0-
and Chairman	2007	-0-	-0-	-0-	-0-

Larry Hornbrook	2009	-0-	-0-	-0-	-0-
CFO	2008	-0-	$13,625	-0-	-0-
	2007	-0-	$20,258	-0-	-0-

Kenneth Lehrer (1)	2009	-0-	$12,000	-0-	-0-
Sr. Economist,	2008	-0-	$11,774	-0-	-0-
Director	2007	-0-	$66,000	-0-	-0-

Mark Vance	2009	-0-	$10,000	-0-	-0-
Director	2008	-0-	$12,250	-0-	-0-
	2007	-0-	$37,500	-0-	-0-

Kathryn Parks	2009	-0-	-0-	-0-	-0-
VP and Secretary	2008	-0-	$2,685	-0-	-0-
	2007	-0-	$1,950	-0-	-0-

Kirk N. Blackim (2)	2007	-0-	$85,000	-0-	-0-
Former President/Director

Waylan R. Johnson	2009	-0-	$83,054	-0-	-0-
President

(1)  Mr. Blackim resigned as President and Director effective September 5, 2007.

Option/ SAR Exercises
None of our directors or executive officers exercised any stock options or stock appreciation rights during the fiscal year ended August 31, 2009.  Mr. Fisher, Mr. Hornbrook and Mr. Lehrer all hold unexercised stock options held as of such date.

Long Term Incentive Plan Awards
The Company has no long-term incentive plans.

Compensation of Directors
Our directors do not receive monetary compensation for their services as directors.

Employment Contracts
The Company currently has one employment agreement which is with Mr. Fisher.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

A. The following table lists, as of August 31, 2009, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 35,036,607 shares of our common stock issued and outstanding as of January 6, 2010.  Unless otherwise indicated, the address of each person listed is c/o Aztec Oil & Gas, Inc., One Riverway, Suite 1700, Houston, Texas 77056.

Title Of Class	Name, Address Of Beneficial Owner And Position(1)	Shares Of Common Stock	Percent Of Class(2)
Common	Franklin C. Fisher, Jr.	12,157,670	34.70%
	CEO, Director

Common	Larry Hornbrook	295,965	0.84%
	CFO

Common	Ken Lehrer	1,164,035	3.32%
	Sr. Economist, Director

Common	Mark Vance	826,624	2.36%
	Director

Common	Kathryn E. Parks	90,000	0.26%
	VP & Secretary

Common	Waylan R. Johnson	1,500,000	4.28%
	President

	All directors and officers as a group (6 persons)	16,034,294	45.76%

(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned.

(2) Unless otherwise provided, the calculation of percentage ownership is based on 35,036,607 shares of our common stock issued and outstanding as of January 6, 2010 any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of January 6, 2010 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

B. Persons Sharing Ownership of Control of Shares
There are no persons sharing ownership or control of shares.

C. Non-voting Securities and Principal Holders Thereof
The Company has not issued any non-voting securities.

D. Preferred Stock
On June 11, 2004, the Board of Directors approved Articles of Designation of Series A Preferred Stock. Series A Preferred stock was established on August 26, 2004. All 100,000 authorized shares were immediately issued with 50,000 shares for $15,000 cash and 50,000 shares for services valued at $15,000. The shares of outstanding Series A Preferred Stock shall have the number of votes equal to seventy percent (70%) of votes of all outstanding shares of capital stock such that all the outstanding shares of Preferred Stock shall always constitute 70% of the voting rights of the Corporation, but the holders are not obliged or bound to vote said stock or to vote together and the shares are owned by separate entities. Such Series A Preferred stock has no other extraordinary preferences.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

a. Transactions with Related Persons. There are no transactions since the beginning of the fiscal year, or any proposed transaction in which any related person had or will have a direct or indirect material interest.

The Officers and Directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

b. Parents of Issuer. The Company has no parents.

c.  Promoters and Control Persons. The Company has not had a promoter at any time during the past five fiscal years.

ITEM 13. EXHIBITS.

(a) Exhibits
Number	Description

3.1	Articles of Incorporation *

3.2	Bylaws*

21	Subsidiaries of Aztec Oil & Gas, Inc.

31.1	Certifications of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certifications of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certifications of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certifications of Principal Financial Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
*Incorporated by Reference.  Filed on Registration Statement Form S-18 effective February 14, 1986.  Commission File No. 33-349

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees
The aggregate fees billed by our independent auditors, for professional services rendered for the audit of our annual financial statements included in our Annual Reports on Form 10-K for the years ended August 31, 2009 and 2008, and for the review of quarterly financial statements included in our Quarterly Reports on Form 10-QSB for the quarters ended November 30, 2007, February 29, May 31, 2008 and November 30, 2008, were:

	2009	2008
GBH CPAs, PC	$ 40,000	$ 54,000
Malone & Bailey PC	$ -	$ 46,460

Audit-Related Fees
For the years ended August 31, 2009 and 2008, there were no fees billed for assurance and related services by our Auditor relating to the performance of the audit of our financial statements which are not reported under the caption “Audit Fees” above.

Tax Fees
We do not use our Auditors for tax compliance, tax advice and tax planning.

The Board of Directors has considered the nature and amount of fees billed by our Auditors and believes that the provision of services for activities unrelated to the audit is compatible with maintaining GBH CPAs independence.

All Other Fees
None

Policy on pre-approval of audit and permissible non-audit services
Our Board of Directors unanimously approved 100% of the fees paid to the principal accountant for audit-related, tax and other fees.  Our Board of Directors pre-approves all non-audit services to be performed by the auditor.  The percentage of hours expended on the principal accountant’s engagement to audit our financial  statements for the most recent fiscal year that were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees was 0%.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Act of 1934, Aztec has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)	AZTEC OIL & GAS, INC.

Date: January 15, 2010	By: /s/ Franklin C. Fisher, Jr.
Name: Franklin C. Fisher, Jr.
Title: Chief Executive Officer and Director (Principal Executive Officer)

Date: January 15, 2010	By: /s/ Larry A. Hornbrook
Name: Larry A. Hornbrook
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

Date: January 15, 2010	By: /s/ Ken Lehrer
Name: Ken Lehrer
Title: Sr. Economist, Director

Date: January 15, 2010	By: /s/ Mark Vance
Name: Mark Vance
Title: Director

Date: January 15, 2010	By: /s/ Waylan R. Johnson
Name: Waylan R. Johnson
Title: President